Exhibit 10.14

Fixed Assets Loan Contract

(Exclusive for “Judicial Auction”)

Contract No.: Xiaoshan Rural Commercial Bank (Wenyan) GJZ No. 8021120160047361

Borrower: Hangzhou Shanyou Medical Equipment Co., Ltd. (hereinafter referred to as “Party A”)

Domicile: [*]

Postal code: 311258

Tel.: [*]

Fax:

Legal Representative: Yu Baiming

Opening Bank and Account: Wenyan Sub-branch of Xiaoshan Rural Commercial Bank 201000010258976

Lender: Wenyan Sub-branch of Hangzhou Xiaoshan Rural Commercial Bank Co., Ltd. (hereinafter referred to as “Party B”)

Domicile: [*]

Postal code: 311258

Tel.: [*]

Fax: [*]

Responsible person: Gao Ying

This Contract is signed by Party A and Party B through negotiation in accordance with relevant national laws, regulations and rules.

Article I Interpretation

Unless otherwise agreed herein or required by the context, the following time limits have the following meanings:

(I) “Fixed Assets Loan” refers to the loan issued by Party B to Party A for Party A’s investment in fixed assets.

(II) Project name: purchase land and housing.

Article II Amount and Time Limit of Loan

(I) The loan amount hereunder is RMB (in Chinese characters): 壹仟伍佰万圆整 (RMB15 million).

(II) The time limit of loan hereunder commences from December 22, 2016 to November 21, 2021.

(III) If case of any inconsistency between the actual amount & time limit of the loan and the above agreement, the loan receipt will prevail.

Article III Purpose of Loan

The loan hereunder will only be used for the items listed in Article I hereof, and the specific purpose is to purchase land and housing.

Party A will assume all legal liabilities for the consequences caused by changing the purpose of the loan without Party B’s written consent or using the loan in violation of laws, regulations, rules or normative documents, and Party B will not assume any liability.

Article IV Interest Rate of Borrowing

The loan interest rate of the Contract is 6.06‰ per month. If the interest rate of the loan receipt is inconsistent with the above stipulations, the loan receipt will prevail. If the benchmark loan interest rate of the People’s Bank of China is adjusted and the loan time limit is less than one year (inclusive), the interest rate stipulated in the Contract will not change; if the loan time limit exceeds one year, the interest rate will be adjusted accordingly according to the interest rate policy of the People’s Bank of China, and the adjustment mode is annual adjustment, At the same time, the Lender will not notify the Borrower and the Guarantor separately.

Article V Lending of Loans

Party A must meet the following requirements for withdrawal under this Contract:

1. The Borrower has provided the Lender with the “Acknowledgement of Auction Transaction”, with paying down payment in full;

2. Party A does not violate the obligations and liabilities under the Contract and the Guarantee Contract;

3. Party A’s financial condition has no adverse change that may endanger, delay or prevent Party A from performing its obligations and liabilities under this Contract and the Guarantee Contract;

4. There is no breach of Contract;

5. The guarantee is in force and effect, and there is no adverse change in the value of the mortgaged property or the guarantor’s ability to guarantee;

6. Party A has opened relevant accounts according to the Contract or Party B’s requirements;

7. Other requirements required by Party B: _____________________________________________________

This Column is blank here (seal)

The Borrower authorizes the Lender to transfer the loan to the account designated by the court by means of entrusted payment after being examined and approved to lend the loan (for details of name and account number, please refer to Paragraph (I) of Article X). This means that the Lender has fulfilled its obligation of providing loan to the Borrower in accordance with the agreement;

Article VI Repayment

(I) The loan under the Contract will be repaid in the following first way:

1. Regular interest payment and repayment of principal upon expiration. Interest will be paid monthly (monthly, ~~quarterly or yearly~~). The 20th day of each month (month, ~~end month of a quarter or end month of a year~~) is the interest settlement date, and the next day is the interest payment date. Overdue interest payment will be deemed as breach of Contract. When the principal is settled, the interest should be settled along with the principal.

2. If the principal and interest are repaid at one lump sum upon maturity, the interest will be cleared along with the principal.

3. Equivalent principal and interest repayment method, i.e., the loan principal and interest should be repaid in equal amount every month during the loan period, with co-payment being     /    months, the first repayment date is     /     , thereafter the monthly repayment date is       /

4. Equivalent principal repayment method, i.e. the loan principal will be repaid by equal amount every month during the loan period. The loan interest decreases by phases with the principal of the loan and will be settled phase by phase, with co-payment being      /       months, the first repayment date is       /     , thereafter the monthly repayment date is       /

5. Other ways: /

(II) The Borrower should deposit the loan principal and interest and other funds payable in full into the repayment account opened at the Lender before the repayment date of each installment stipulated in this Contract (for details of name and account number, refer to Paragraph (II) of Article X), and irrevocably authorize the Lender to transfer receivables directly from this account on the repayment date of the current period. When the repayment account is frozen by the authority, the Borrower should timely provide other accounts as a new repayment account or handle repayment procedures at the business counter specified by the Lender. If the Borrower fails to perform the foregoing obligations, the Lender will have the right to directly deduct the amount payable by the Borrower from any account opened by the Borrower in the system of Zhejiang Xiaoshan Rural Commercial Bank Co., Ltd., except for the amount which cannot be deducted by law.

(III)If Party A wants to repay the loan, Party A have to attain the consent of Party B; Party B have the right to collect interest on the loan repaid in advance from Party A according to the time limit and interest rate stipulated in the Contract, but if Party B agrees, the interest can be calculated and charged according to the interest rate and actual days agreed herein.

Article VII Guarantee and Insurance

(I) Guarantee

The guarantee under the Contract is as follows: Huiyu Holdings Group Co., Ltd. will assume the joint and several guarantee liabilities, and the guarantee Contract No.: Xiaoshan Rural Commercial Bank (Wenyan) BZ No. 80213201600016760.

(II) Insurance

1. Party A should insure the insurance with insurance companies recognized by Party B according to the insurance types agreed by Party B or according to the provisions of laws and regulations, requirements of administrative departments and industry practices.

2. Any insurance policy signed by Party A for the Project should clearly stipulate that Party B is the first beneficiary, and the original insurance policy, payment voucher and copies of relevant documents should be submitted to Party B for storage.

3. The insurance policy cannot be subject to any restrictions that may damage or affect the rights and interests of the Lender. The insurance period cannot be less than the time limit of the loan; if the Borrower fails to fully fulfill the obligation of repayment of principal and interest after the loan is fully due, the Mortgagor should continue to carry out insurance until the principal and interest of the loan are fully paid off.

Article VIII Statement and Guarantee of Party A

Party A hereby makes the following representations and warranties to Party B, which will be in force and effect during the time limit of this Contract:

(I) Party A has been approved for registration and annual inspection by the administrative authority for industry and commerce or the competent authority according to law;

(II) Party A has good credit status and has no major adverse records;

(III) If Party A is a newly established legal person of the project, its controlling shareholder has good credit status and has no major adverse records.

(IV) Party A’s loan purpose and repayment source are clear and legal;

(V) The information provided by Party A to Party B including its major debts (including actual debts, contingent debts) and other information, and all materials, government approvals, materials, documents and information related to the Project, Party A, Party A’s shareholders, Guarantors and relevant parties of the Project are comprehensive, true, complete and accurate without any false, misleading, concealing or material omission;

Article IX Commitment of Party A

(I) The loan project and loan items comply with the requirements of laws and regulations;

(II) Timely provide Party B with materials and documents related to the Project and all parties to the Project, including but not limited to Party A’s financial information, documents and vouchers related to the lending, payment and use of loan funds under the Contract, and promise that the materials, documents, data and information are true, accurate, complete, legal and effective;

(III) Any major change in Party A’s operating decision, including but not limited to share-transfer, reorganization, consolidation, merger, division, joint-stock transformation, joint venture, cooperation, joint management, Contract leasing, change of business scope and registered capital, assets sales, substantial increase of debt financing and other circumstances that may affect Party B’s rights and interests, Part A should notify in writing form at least 30 days in advance, and Party B’s written consent should be obtained;

(IV) If the Guarantor is suspended, closed, bankrupt, dissolved, revoked from business license, cancelled, consolidated (merged or acquired) or serious operating loss, or the guaranteed property under the Guarantee Contract is damaged, lost or reduced in value, thus losing some or all of the guarantee capacity, Party A is obliged to provide Party B with a new satisfactory guarantee to Party B in time as required by Party B;

(V) If any event that adversely affects the performance of the obligations hereunder occurs, including but not limited to, involved in litigation, arbitration, criminal prosecution, administrative penalty, suspension, closed, dissolution, is found to enter bankruptcy proceedings, revoked business license, cancellation, deterioration of financial condition, etc., Party A should notify Party B in writing form within three days from the date of occurrence or possible occurrence.

(VI) All transactions concluded between Party A and its affiliated parties or all transactions expected by Party A to implement the Project will be conducted on the principle of good faith, fairness and not directly or indirectly damaging Party B’s interests under the Contract;

(VII) If the shareholders of Party A intend to transfer the shares held by Party A, Party A should notify Party B at least thirty working days in advance and obtain the written consent of Party B before the transfer;

(VIII) Party A should notify Party B in writing form within five working days after Party A changes the articles of association, name, domicile, legal representative or other industrial and commercial registration items, as well as changes in office address, project contact person and contact information;

(IX) Without the written consent of Party B, Party A cannot transfer, exchange, sell, lease, discard, destroy or give all its assets or any important part thereof.

Article X Accounts

(I) Loan lending account, with the name of Hangzhou Shanyou Medical Equipment Co., Ltd.; account number: 201000010258976; account opening behavior: Wenyan Sub-branch of Xiaoshan Rural Commercial Bank. Lending and payment of loan funds for the Project should be handled through this account.

(II) The repayment account opened by Party A with Party B is Hangzhou Shanyou Medical Equipment Co., Ltd.; the account number is 201000010258976.

Article XI Breach of Contract

(I) Party A’s breach of Contract:

1. Failing to repay the loan principal on schedule or failing to pay interest on schedule or failing to pay the principal and interest of the loan according to the repayment method specially agreed upon in the loan receipt;

2. Failing to use the loan according to the agreed loan purpose;

3. Not accepting or failing to cooperate with Party B’s inquiry or supervision of its loan usage;

4. Failing to pay off other debts due to Party B on schedule or failing to pay off due debts of any other financial institution or third party on schedule;

5. Party A and Party A’s legal representative, shareholders, senior management personnel, etc. participate in major gambling, drug abuse and other violations of discipline and law;

6. Property subject to coax and robbery;

7. Involved in serious adverse litigation;

8. To be subject to serious administrative penalty imposed by an administrative organ;

9. Party B considers that Party B may or has affected or damaged Party B’s rights and interests under the Contract if Party A incurs significant financial loss, asset loss or asset loss due to its external guarantee, or other financial crisis;

10. Concealing the financial status, operating conditions of the enterprise or withdrawing funds (capital);

11. Carrying out contracting, entrusted operation, trusteeship, lease, joint venture, merger, consolidation, division, transfer, shareholding system transformation or reduction of registered capital without obtaining the written consent of creditors;

12. Failing to notify Party B in writing form one month before the change of business name, legal representative, shareholder, domicile or business scope and other business registration items ;

13. Tax stealing (evasion), bankruptcy, dissolution, order to suspend business for rectification, reorganization, access to take-over and custody and other similar legal proceedings being revoked (canceled) business license;

14. Party A’s controlling shareholders and other affiliated companies incur significant crisis in operation or finance, or Party A has major related-related transactions with the controlling shareholders and other affiliated companies, which affects Party A’s normal operation;

15. Party A’s Guarantor violates the stipulations of the guarantee Contract or breaches items under the guarantee Contract, Party A fails to provide a new guarantee that meets Party B’s requirements;

16. Violating the statements and warranties contained in Article IX of the Contract and failing to comply with the commitments of Article X of the Contract;

17. Party A fails to perform its obligations in accordance with the requirements of this Contract, Guarantee Contract and Project Documents;

18. Party A has other events that endanger damage or may endanger or damage Party B’s rights and interests.

(II) Party B’s breach of Contract:

Party B fails to provide loan to Party A in accordance with the agreement.

Article XII Liability for breach of Contract

(I) If Party A’s breach the Contract; Party B will have the right to take the following measures simultaneously or separately:

1. If the loan principal is not paid back on schedule, the default interest will be calculated and collected at 50% of the interest rate stipulated in the loan contract from the date of overdue

2. If the loan interest is not paid on schedule, the interest will be calculated and collected according to the default interest rate.

3. If the loan is not used according to the Contract, the default interest will be calculated and collected at the agreed interest rate of 100% during the period of misappropriation.

4. Without Party A’s consent, Party B directly cancels all or any part of the loan that has not been withdrawn under this Contract (including the payment for goods which have been received but not actually withdrawn);

5. Without Party A’s consent, Party B declares that the loan under this Contract is to be fully due;

6. Immediately exercise the rights of mortgage, pledge or other guarantee under the Contract and the Guarantee Contract;

7. Exercising other rights available under laws and other articles of this Contract.

(II) Party B’s liability for breach of Contract: If Party B fails to provide loan to Party A in accordance with the Contract, Party B should pay liquidated damages to Party A according to the amount of breach, interest rate of default overdue and days of default.

Article XIII Other Agreements

This Column is blank here (seal)

Article XIV Use of Information

Party A agrees that Party B can input (inquire and disclose) Party A’s relevant information on the personal (enterprise) credit information basic database and relevant information system of the People’s Bank of China according to relevant regulations of the People’s Bank of China or other administrative departments. In case of any breach of Contract by Party A under this Contract, Party B has the right to disclose the breach information depending on the breach condition or provide relevant information to the collection institution for the purpose of collection.

Article XV Settlement of Disputes

Any dispute arising from this Contract should be settled by both parties through negotiation; if the negotiation fails, a lawsuit to the people’s court in the place where Party B is domiciled can be filed.

Article XVI Costs

(I) Party A should bear all expenses related to the loan, including:

1. All expenses and expenses incurred by Party B in negotiating, preparing, drafting, modifying, signing and producing the Contract, guarantee Contract and any other documents, as well as registering with relevant departments, including but not limited to attorney fees, appraisal fees, registration fees and notarization fees, etc.;

2. Party A should bear all expenses incurred by Party B in realizing creditor’s rights, including but not limited to legal costs, travel expenses, property preservation fees, attorney fees, notarization and authentication fees, translation fees, evaluation and auction fees, etc.

(II) If Party A fails to pay the aforesaid amount as agreed by the Contract or requested by Party B’s, Party B has the right to deduct directly from any account opened by Party A with Party B.

Article XVII Entry into force, Alteration and Termination of the Contract

(I) This Contract will come into force upon signatures and seals of both parties.

(II) Party B have the right to terminate this Contract if Party A fails to provide qualified guarantee which should be provided for Party B’s creditor’s right within 30 days from the date of establishment of this Contract.

(III) If it is necessary to alternate or cancel the Contract, Party A and Party B should reach a written agreement through negotiation.

(IV) Without the written consent of Party B, Party A cannot transfer all or any part of its rights or obligations under this Contract and its appendices; Party B has the right to transfer all or part of its rights, interests or obligations under this Contract or its appendices at any time without the consent of any person.

Article XVIII Others

(I) Both parties should sign a supplementary agreement separately for any matters not covered in the Contract or if the Contract requires adjustment according to the specific conditions of the Project. The supplementary agreement will be attached as an appendix to this Contract after being signed and will form an integral part of this Contract.

(II) Party B has requested Party A to make a comprehensive and accurate understanding of each article of the Contract, and fully explain each article as required by Party A; each article of the Contract has been fully negotiated before conclusion; Party A has fully understood and fully comprehended the meaning and corresponding legal consequences of each article of the Contract.

(III) If any articles of this Contract or its appendices are invalid for any reason, it should not affect the validity of any other article of the Contract and its appendices, and both parties should negotiate the invalid clauses in good faith.

(IV) This Contract is made in triplicate, one for Party, two for Party B, and they have the same effect.

Party A Borrower: Hangzhou Shanyou Medical Equipment Co., Ltd.(Seal) Legal representative/person in charge:(signature and seal) (or agent)

Party B

Lender:

Special Seal for Price Contract of Wenyan Sub-branch of Zhejiang Xiaoshan Rural Commercial Bank Co., Ltd.(Seal)

Legal representative/person in charge:(signature and seal)

(or agent) Gao Ying (Seal)

Signed date: December 22, 2016